Dohan and Company Certified Public Accountants A Professional Association	7700 North Kendall Drive, 200 Miami Florida 33156-7578
	Telephone Facsimile E-mail Internet	(305) 274-1366 (305) 274-1368 info@uscpa.com www.uscpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2, for Ikona Gear International, Inc. of our report dated October 8, 2003, relating to financial statements for the years ending August 31, 2003 and 2002.

                                                                                            /s/ Dohan and Company, P.A., CPA's

 August 30, 2004

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